               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 THE R.O.C. TAIWAN FUND
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

--------------------------------------------------------------------------------
THE R.O.C. TAIWAN FUND                                            April 30, 2001
c/o Citigate Dewe Rogerson, 1440 Broadway, 16th Floor, New York, New York 10018,
Telephone: 1-800-343-9567


Dear Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders (the 'Meeting') of The R.O.C. Taiwan Fund (the 'Trust'), which will be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 22nd Floor, 1285 Avenue of the Americas, New York, New York on Thursday, June 21, 2001, at 9:30 a.m., New York City time. A formal notice and a Proxy Statement regarding the Meeting, a proxy card for your vote at the Meeting and a postage prepaid envelope in which to return your proxy are enclosed.

    At the Meeting, shareholders will:

     (i) Elect five trustees: one to serve for a term expiring on the date of the 2002 Annual Meeting of Shareholders or the special meeting in lieu thereof; one to serve for a term expiring on the date of the 2003 Annual Meeting of Shareholders or the special meeting in lieu thereof; and three to serve for a term expiring on the date of the 2004 Annual Meeting of Shareholders or the special meeting in lieu thereof; and

    (ii) Consider whether to approve the conversion of the Trust from a closed-end investment company into an open-end investment company and certain related matters.

    The Board of Trustees recommends that you vote for the nominees for trustee named in the accompanying Proxy Statement and against proposal (ii).

    Whether or not you plan to attend the Meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice and Proxy Statement, please complete, date, sign and return the enclosed proxy card at your earliest convenience. Your return of the proxy card will not prevent you from voting in person at the Meeting should you later decide to do so.

    If you are a beneficial owner holding shares through a broker-dealer, please note that, under the rules of the New York Stock Exchange, broker-dealers may not vote your shares on the proposal described in paragraph (ii) above without your instructions. In addition, if you are a beneficial owner holding shares through a bank or trust company nominee, you may find that such nominee will not vote your shares in respect of some or all of the matters to be considered at the Meeting without your instructions. Accordingly, the Board of Trustees of the Trust urges all beneficial owners of shares who are not also record owners of such shares to contact the institutions through which their shares are held and give appropriate instructions, if necessary, to vote their shares. The Trust will also be pleased to cooperate with any appropriate arrangement pursuant to which beneficial owners desiring to attend the Meeting may be identified as such and admitted to the Meeting as shareholders.

    Time will be provided during the Meeting for discussion, and shareholders present will have an opportunity to ask questions about matters of interest to them.

                                 Respectfully,



             Theodore S.S. Cheng                                Michael Ding
             Theodore S.S. Cheng                                Michael Ding
                   Chairman                                      President


-------------------------------------------------------------------------------
IMPORTANT MATTERS WILL BE CONSIDERED, AND YOUR VOTE MAY BE NECESSARY TO INSURE THE PRESENCE OF A QUORUM, AT THE MEETING. ACCORDINGLY, ALL SHAREHOLDERS, REGARDLESS OF THE SIZE OF THEIR HOLDINGS, ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, OR TO GIVE APPROPRIATE INSTRUCTIONS TO PERSONS HOLDING SHARES OF RECORD ON THEIR BEHALF, PROMPTLY.
-------------------------------------------------------------------------------

                             THE R.O.C. TAIWAN FUND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 21, 2001

To the Shareholders of
The R.O.C. Taiwan Fund:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the 'Meeting') of The R.O.C. Taiwan Fund (the 'Trust') will be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 22nd Floor, 1285 Avenue of the Americas, New York, New York on Thursday, June 21, 2001 at 9:30 a.m., New York City time, for the following purposes:

    1. To elect five trustees: one to serve for a term expiring on the date of the 2002 Annual Meeting of Shareholders or the special meeting in lieu thereof; one to serve for a term expiring on the date of the 2003 Annual Meeting of Shareholders or the special meeting in lieu thereof; and three to serve for a term expiring on the date of the 2004 Annual Meeting of Shareholders or the special meeting in lieu thereof.

    2. To consider whether to approve the conversion of the Trust from a closed-end investment company into an open-end investment company and certain related matters.

    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The Board of Trustees has fixed the close of business on Monday, April 16, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders are entitled to one vote for each share of beneficial interest of the Trust held of record on the record date with respect to each matter to be voted upon at the Meeting.

    You are cordially invited to attend the Meeting. All shareholders are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided for that purpose, which does not require any postage if mailed in the United States. If you are able to attend the Meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the Meeting. The enclosed proxy is being solicited by the Board of Trustees of the Trust.


                                           BY ORDER OF THE BOARD OF TRUSTEES



                                           Peggy Chen, Secretary


April 30, 2001

                             THE R.O.C. TAIWAN FUND
                                PROXY STATEMENT

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the 'Board of Trustees' or the 'Board') of The R.O.C. Taiwan Fund (the 'Trust') for use at the Annual Meeting (the 'Meeting') of holders (the 'Shareholders') of shares of beneficial interest of the Trust (the 'Shares') to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 22nd Floor, 1285 Avenue of the Americas, New York, New York on Thursday, June 21, 2001 at 9:30 a.m., New York City time, and at any adjournment thereof.


    This Proxy Statement and the accompanying proxy are first being mailed to Shareholders on or about May 2, 2001. Any Shareholder giving a proxy has the power to revoke it by mail (addressed to Marc E. Perlmutter, Assistant Secretary of the Trust, at the Trust's address at c/o Citigate Dewe Rogerson, Inc., 1440 Broadway, 16th Floor, New York, New York 10018) or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Trust. All properly executed proxies received by mail on or before the close of business on June 20, 2001 or delivered personally at the Meeting will be voted as specified in such proxies or, if no specification is made, for the nominees for election named and against proposal II described below in this Proxy Statement.


    The Board of Trustees has fixed the close of business on Monday, April 16, 2001 as the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders of record will be entitled to one vote for each Share. No Shares have cumulative voting rights for the election of trustees.

    As of the record date, the Trust had outstanding 32,698,976 Shares. Abstentions and 'non-votes' will be counted as present for all purposes in determining the existence of a quorum. (A 'non-vote' occurs when a nominee (typically, a broker-dealer) holding shares for a beneficial owner attends a meeting with respect to such shares (in person or by proxy) but does not vote on one or more proposals because the nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.) One third of the Trust's outstanding Shares, present in person or represented by proxy at the Meeting, will constitute a quorum for the transaction of business at the Meeting. The affirmative vote of a plurality of the Shares present or represented by proxy and voting on the matter in question at the Meeting will be required at the Meeting to elect the nominees for election as trustees. Proposal II below would require for its adoption the affirmative vote of a majority of all outstanding Shares.

    Abstentions and 'non-votes' will not have the effect of votes in opposition to the election of a trustee. However, because proposal II below would require for its adoption the affirmative vote of a majority of all outstanding Shares, abstentions and 'non-votes' will have the effect of votes in opposition to the adoption of proposal II.

    International Investment Trust Company Limited, the investment adviser and manager of the Trust (the 'Adviser'), knows of no business other than that mentioned in proposals I and II below that will be presented for consideration at the Meeting. If any other matter is properly presented, the persons named in the enclosed proxy will vote in accordance with their discretion.

    The Adviser's address is 17th Floor, 167 Fu Hsing North Road, Taipei, Taiwan, Republic of China. The address of Citigate Dewe Rogerson, Inc., which provides certain administrative services for the Trust, is 1440 Broadway, 16th Floor, New York, New York 10018.

                         BENEFICIAL OWNERSHIP OF SHARES


    The following table provides information, as of April 30, 2001, except as noted, regarding the beneficial ownership of Shares by (i) each person or group known to the Adviser to be the beneficial owner of more than 5% of the Shares outstanding, (ii) each of the Trust's trustees or trustee nominees, (iii) each executive officer of the Trust and (iv) all trustees and executive officers of the Trust as a group. Except as noted, each of the named owners has sole voting and dispositive power over the Shares listed.

--------------------------------------------------------------------------------------
    Name and Address of                Amount and Nature of
      Beneficial Owner                 Beneficial Ownership        Percent of Class
--------------------------------------------------------------------------------------
UBS AG ('UBS')                             3,846,413(1)                   11.8%
Bahnhofstrasse 45
8021, Zurich, Switzerland

Brinson Partners, Inc. ('BPI')             2,947,580(1)                    9.0%
209 South LaSalle
Chicago, Illinois 60604-1295
U.S.A.
Lazard Freres & Co. LLC ('Lazard')         2,244,000(2)                    6.9%
30 Rockefeller Plaza
New York, New York 10020
U.S.A.
Pedro-Pablo Kuczynski                          2,500                        *
Grand Bay Plaza
2665 S. Bayshore Drive
Suite 1101
Coconut Grove, Florida 33133
U.S.A.
All directors and executive officers as
a group                                        2,500                        *
--------------------------------------------------------------------------------------


  * Less than 1%

(1) Based upon information provided by BPI and UBS in a Statement on Schedule 13G jointly filed on February 15, 2001 with respect to ownership as of December 31, 2000. In that statement BPI reported that it held its Shares as investment adviser to clients whose portfolios were managed by it. UBS reported that its ownership included the Shares held by BPI as a result of UBS's status as parent of UBS (USA) Inc., which is a parent holding company of BPI. In addition, UBS held Shares in its status as investment adviser for UBS (CH) Equity Fund -- Emerging Markets. BPI and UBS stated that they had sole voting and shared dispositive power over their Shares. BPI and UBS disclaimed beneficial ownership of such Shares.

(2) Based upon information provided by Lazard in a Statement on Schedule 13G filed on February 14, 2001 with respect to ownership as of December 31, 2000. In that statement Lazard reported that it held its Shares as investment adviser to clients whose portfolios were managed by it.

                            I. ELECTION OF TRUSTEES

    At a meeting in April 2001, the Board of Trustees determined that it would be appropriate to increase the size of the Board from eight to nine trustees. The trustees of the Trust will continue to be divided into three classes, each having a term of three years; the term of one class will expire each year. The persons named in the accompanying proxy will, in the absence of contrary instructions, vote all proxies FOR the election of the five nominees listed below as trustees of the Trust. If any nominee should be unable to serve (an event not now anticipated), the proxies will be voted for such person, if any, as is designated by the Board of Trustees to replace such nominee.

    The Board of Trustees has nominated Mr. Ding for election to the Board position newly created by the Board in April 2001. Because each of the Board's three classes in these circumstances must consist of three trustees, Mr. Ding will, if elected, join the class that previously consisted of only two trustees and therefore will serve for a term expiring on the date of the 2002 Annual Meeting of Shareholders or the special meeting in lieu thereof. After holding other positions with the Trust and the Adviser beginning in March 1999, Mr. Ding has served as the President of the Trust since September 1999 and as the President of the Adviser since February 2001. Mr. Ding previously held positions in the securities and consulting industries in Taiwan and was an associate professor at the Graduate School of Management at the National Taiwan University of Science and Technology.

    The Board of Trustees has nominated Mr. Lee for election to the Board position vacated by Mr. Gregory Kuo-Hua Wang, who resigned from the Board of Trustees in December 2000 after having served as a trustee since the inception of the Trust in 1989. Accordingly, Mr. Lee will, if elected, serve for a term expiring on the date of the 2003 Annual Meeting of Shareholders or the special meeting in lieu thereof (when the term of Mr. Wang otherwise would have expired). Mr. Lee currently serves as the Chairman of the Board of The International Commercial Bank of China and also as the Chairman of The Bankers Association of the Republic of China. He has had extensive business experience in banking and economics institutions in Taiwan and was an economics professor at National Taiwan University.

    Each of Messrs. Cheng, Laux and Miossi currently is a trustee of the Trust and, if reelected, will serve for a term expiring on the date of the 2004 Annual Meeting of Shareholders or the special meeting in lieu thereof.

INFORMATION CONCERNING NOMINEES

    The following table sets forth certain information concerning each of the nominees for election as a trustee of the Trust.

------------------------------------------------------------------------------------------------------------------
                                                                    Principal Occupation and Business Experience
                                                                      (including all Directorships) during the
    Name and Address of          Position with the Trust and             Past Five Years and Other Positions
       Nominee (Age)              Term of Office as Trustee             with Affiliated Persons of the Trust
------------------------------------------------------------------------------------------------------------------

* Theodore S. S. Cheng (70)    (i) Trustee since 1989 and until the 2001   Chairman and Director of the Adviser, since 1999
  167 Fu Hsing North Road      Annual Meeting of Shareholders or the       and 1987-93; Consultant to the Adviser, 1993-99;
  Taipei, Taiwan, R.O.C.       special meeting in lieu thereof; and        Chairman, China United Trust & Investment
                               (ii) Chairman of the Trust since 1989       Corporation, Taipei, Taiwan, 1997-99; Chairman,
                                                                           Taipei Financial Center Corp., Taipei, Taiwan,
                                                                           1997-2000; President, The International
                                                                           Commercial Bank of China, Taipei, Taiwan,
                                                                           1987-97; Director, Grand Cathay Securities Co.,
                                                                           Ltd., 1988-97; Director, Manufacturers Hanover
                                                                           Central Leasing Co. Ltd, since 1987

* Michael Ding (43)            President of the Trust since 1999           President of the Trust since September 1999;
  167 Fu Hsing North Road                                                  Portfolio Manager of the Trust at the Adviser
  Taipei, Taiwan, R.O.C.                                                   since July 1999; Deputy Portfolio Manager of the
                                                                           Trust at the Adviser from March 1999 to July
                                                                           1999; President of the Adviser since February
                                                                           2001; Senior Vice President of the Adviser from
                                                                           March 1999 to February 2001; Chief Economist and
                                                                           Head of Research, Citicorp International
                                                                           Securities Ltd., Taipei, Taiwan, 1996-99; Head
                                                                           of Research and Information for the Greater
                                                                           China Region, McKinsey & Co., Ltd., Taipei,
                                                                           Taiwan, 1994-96; Associate Professor, Graduate
                                                                           School of Management at the National Taiwan
                                                                           University of Science and Technology, 1991-94

------------------------------------------------------------------------------------------------------------------
                                                                    Principal Occupation and Business Experience
                                                                      (including all Directorships) during the
    Name and Address of          Position with the Trust and             Past Five Years and Other Positions
       Nominee (Age)              Term of Office as Trustee             with Affiliated Persons of the Trust
------------------------------------------------------------------------------------------------------------------
  David N. Laux (73)        Trustee since 1992 and until the 2001   President, US-Taiwan Business Forum, since
  1700 N Moore Street       Annual Meeting of Shareholders or the   2000; President, US-ROC (Taiwan) Business
  Suite 1703                special meeting in lieu thereof         Council, 1990-2000; Chairman and Managing
  Arlington, Virginia                                               Director, American Institute in Taiwan,
  22209                                                             1987-90; Director of Asian Affairs, National
  U.S.A.                                                            Security Council, the White House, 1982-86

* Yung-San Lee (62)         None                                    Chairman and Managing Director, The
  100, Chi-Lin Road                                                 International Commercial Bank of China,
  Taipei, Taiwan, R.O.C.                                            Taipei, Taiwan, since 1998; Chairman, Bankers
                                                                    Association of the Republic of China, since
                                                                    2000; Chairman, The Farmers Bank of China,
                                                                    Taipei, Taiwan, 1994-98; President, Chiao
                                                                    Tung Bank, Taipei, Taiwan, 1990-94; Managing
                                                                    Director, United Chinese Commercial Bank,
                                                                    since 1998; Managing Director, China
                                                                    Development Industrial Bank, since 1998;
                                                                    Director, International Bill & Finance Co.,
                                                                    since 1998; Chairman, China Alliance Venture
                                                                    Fund Co., since 1998; Director, CDIB &
                                                                    Partners Investment Holding Corporation,
                                                                    since 1998; Director, International Bills
                                                                    United Securities Corp., since 1999;
                                                                    Director, Financial Information Service Co.,
                                                                    Ltd., since 1999; Chairman, Everlight
                                                                    Investment Corp., since 1999; Chairman,
                                                                    Cathay Investment and Development Co.
                                                                    (Bahamas) Ltd., since 1998; Director, Cathay
                                                                    Insurance Co., Ltd. (Philippines), since
                                                                    1998; Director, China Insurance Co. (Siam)
                                                                    Ltd. (Thailand), since 1998; Director, The
                                                                    Institute of Economics, Academia Sinica,
                                                                    1988-90; Professor, Department of Economics
                                                                    at National Taiwan University, 1973-94

  Alfred F. Miossi (78)     Trustee since 1992 and until the 2001   Retired since 1987; Executive Vice President,
  2511 Kenilworth Avenue    Annual Meeting of Shareholders or the   Continental Illinois National Bank & Trust
  Wilmette, Illinois 60091  special meeting in lieu thereof         Company of Chicago ('Continental'), 1971-87;
  U.S.A.                                                            Head of International Financial Services at
                                                                    Continental, 1985-87; Director of
                                                                    International Affairs at Continental, 1980-85
--------------------------------------------------------------------------------------------------------------------

  * Trustee considered by the Trust's counsel to be an 'interested person' (as defined in the Investment Company Act of 1940, as amended (the 'Investment Company Act')) of the Trust. Mr. Cheng is deemed to be an interested person because of his affiliation with the Adviser. Mr. Lee is deemed to be an interested person because of his affiliation with The International Commercial Bank of China, an affiliated shareholder of the Adviser. Mr. Ding is deemed to be an interested person because of his affiliation with the Adviser and his position as the President of the Trust.

    Mr. Cheng, Mr. Ding and Mr. Lee, who are citizens and residents of the Republic of China (the 'R.O.C.'), are neither citizens nor residents of the United States. There can be no assurance that Mr. Cheng, Mr. Ding and Mr. Lee will have any assets in the United States that could be attached in connection with any action, suit or proceeding to enforce the provisions of U.S. securities laws. The Trust has been advised by its R.O.C. counsel that an R.O.C. court will enforce liabilities predicated solely upon U.S. securities laws if (i) the court properly obtained jurisdiction, (ii) there was proper service of process,
(iii) the judgment does not contravene public order or good morals and (iv) the judgments of R.O.C. courts are reciprocally recognized by U.S. courts.

INFORMATION CONCERNING OTHER TRUSTEES

    The names and addresses of the trustees of the Trust (other than the trustees who are also nominees referred to above) are set forth below, together with their positions, principal occupations and business experience during the past five years.


-------------------------------------------------------------------------------------------------------------------------
                                                                    Principal Occupation and Business Experience
                                                                      (including all Directorships) during the
    Name and Address of          Position with the Trust and             Past Five Years and Other Positions
       Nominee (Age)              Term of Office as Trustee             with Affiliated Persons of the Trust
-------------------------------------------------------------------------------------------------------------------------
 *Daniel K.L. Chiang (45)      Trustee since 1994 and until the 2002     Chief Investment Officer, Aetna Life Insurance
  18th Floor                   Annual Meeting of Shareholders or the     Co. of America -- Taiwan Branch, since 1999;
  210, Sec.1, Keelung Road     special meeting in lieu thereof           President of the Trust, 1994-99; President of
  Taipei, Taiwan, R.O.C.                                                 the Adviser, 1997-99; Executive Vice President
                                                                         of the Adviser, 1993-96; Vice President of the
                                                                         Adviser, 1987-93

  Edward B. Collins (58)       Trustee since 2000 and until the 2003     Managing Director, China Vest Group, since
  China Vest LLC               Annual Meeting of Shareholders or the     1995; Director, Mediostream, Inc., since 2000;
  160 Sansome Street           special meeting in lieu thereof           Director, Halcyon Soaftware Corporation, since
  18th Floor                                                             1999
  San Francisco, CA 94104
  U.S.A.

  Pedro-Pablo Kuczynski (62)   Trustee since 1989 and until the 2003     President and Chief Executive Officer, Latin
  Grand Bay Plaza              Annual Meeting of Shareholders or the     America Enterprise Fund Managers, LLC, since
  2665 S. Bayshore Drive       special meeting in lieu thereof           1998; President and Chief Executive Officer,
  Suite 1101                                                             Latin America Enterprise Capital Corporation,
  Coconut Grove, Florida                                                 since 1995; President and Chief Executive
  33133                                                                  Officer, Westfield Capital Ltd., since 1992;
  U.S.A.                                                                 Director, Siderurgica Argentina S.A.;
                                                                         Director, BHP Tintaya; Member of the
                                                                         International Advisory Board, Toyota Motor
                                                                         Corporation; Director, Stein S.A.; Director,
                                                                         Cosapi, S.A.; Chairman of the Board and
                                                                         Director, Edelnor S.A.; Chairman, First Boston
                                                                         International, and Managing Director, The
                                                                         First Boston Corporation, 1982-92

  Robert P. Parker (59)        Trustee since 1998 and until the 2002     Chairman, Allegro Capital, Inc., since 1997;
  2 Embarcadero Center         Annual Meeting of Shareholders or the     Partner, McCutchen, Doyle, Brown & Enersen,
  Suite 200                    special meeting in lieu thereof           1988-97
  San Francisco
  California 94111
  U.S.A.
-------------------------------------------------------------------------------------------------------------------------

* Trustee considered by the Trust's counsel to be an 'interested person' (as defined in the Investment Company Act) of the Trust. Mr. Chiang is deemed to be an interested person of the Trust because of his former affiliation with the Adviser.

    The Board of Trustees of the Trust held four regularly scheduled meetings, and the Audit Committee held two regularly scheduled meetings, during the fiscal year ended December 31, 2000. Among the matters discussed by both the Board of Trustees and the Audit Committee was a claim by Mr. Chiang that he should be reimbursed by the Adviser for expenses in excess of $1 million personally incurred by him during 1999 in connection with actions taken by Mr. Chiang to hold harmless the holder of a defaulted bond. The holder had acquired the bond from a local fund managed by the Adviser in the R.O.C. while Mr. Chiang served as President of the Adviser. This claim, which was among the matters addressed by a special report prepared by KPMG LLP ('KPMG') for the Audit Committee as noted in paragraph (vii) under 'Audit Committee and Independent Public Accountants' below, has not been resolved by Mr. Chiang and the Adviser and may become the subject of a legal dispute between them. It was determined by the Audit Committee that this claim has not affected, and the Audit Committee believes this claim will not affect, the management of the Trust by the Adviser or the ability of Mr. Chiang to perform his responsibilities as a trustee.

    The Trust's Board of Trustees has an Executive Committee, which, subject to certain restrictions, may exercise all powers and authority of the Board between meetings of the Board. The current members of the Executive Committee are Messrs. Theodore S.S. Cheng, Daniel K.L Chiang and Pedro-Pablo Kuczynski. The Executive Committee did not meet during the fiscal year ended December 31, 2000.

    The Board of Trustees has a Nominating Committee, the current members of which are Messrs. Edward B. Collins, Pedro-Pablo Kuczynski, David N. Laux, Alfred F. Miossi and Robert P. Parker. Mr. Gregory Kuo-Hua Wang was a member of the Nominating Committee until February 2000, and Messrs. Kuczynski and Parker became members of the Committee at that time. Mr. Collins became a member in February 2001. The Nominating Committee exercises such responsibilities as may be charged to it by the Board of Trustees of the Trust from time to time and will consider, when appropriate, recommendations for trustees submitted by Shareholders. The Nominating Committee held one meeting during the fiscal year ended December 31, 2000. At that meeting, which was held in December 2000, and at a meeting in February 2001, the Committee considered candidates to succeed Mr. Wang (who resigned from the Board of Trustees in December 2000) and determine to recommend Mr. Lee for the position. The Committee also determined that it would be appropriate for Mr. Ding to stand for election as a trustee.

AUDIT COMMITTEE AND INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Trustees has an Audit Committee, the current and former members of which have been and are disinterested trustees of the Trust, as defined in the Investment Company Act, and independent trustees of the Trust, as defined in the rules of the New York Stock Exchange. The responsibilities of the Audit Committee include, among other things, review and recommendation of the selection of the independent public accountants of the Trust, review of financial statements of the Trust prior to their submission to the Board of Trustees and of other accounting matters of the Trust, monitoring the relationship of the Trust with the Adviser and review of the administration of the Adviser's and the Trust's respective Codes of Ethics and the Adviser's Policy and Procedures to Prevent Insider Trading. A copy of the Audit Committee's charter, as approved by the Board of Trustees on June 29, 2000, is attached to this proxy statement as Exhibit B. The Audit Committee held two meetings during the fiscal year ended December 31, 2000 and also met on February 19, 2001. At those meetings the Audit Committee, among other things:

        (i) approved the selection of KPMG as the Trust's independent public accountants for its 2000 and 2001 fiscal years;

        (ii) reviewed the audited financial statements of the Trust for its 1999 and 2000 fiscal years and discussed those statements with the Trust's management and KPMG;

        (iii) discussed with the Trust's management and KPMG those matters requiring discussion by the Accounting Standards Board's Statement of Auditing Standards No. 61 as currently in effect, including the independence of KPMG;

        (iv) received the written disclosures and the letter from KPMG required by the Independence Standards Board's Standard No. 1 as currently in effect;

        (v) reviewed the amended charter of the Audit Committee;

        (vi) reviewed the investment management arrangements between the Trust and the Adviser, including the management fee payable by the Trust to the Adviser, and recommended that the Board of Trustees approve a reduction in those fees that took effect on July 1, 2000;

        (vii) commissioned and reviewed a special report prepared by KPMG concerning certain investments by the Trust and certain matters relating to the Adviser's administration of the affairs of local funds managed by the Adviser in the R.O.C.; and

        (viii) considered the compatibility of KPMG's independence as the Trust's principal accountants with KPMG's provision of services for the matters in relation to which fees billed by KPMG to the Trust and Adviser are described in items 2 and 3 under 'Audit Fees' below.

    Based upon the reviews, discussions and consideration described above, the Audit Committee recommended to the Board of Trustees that the Trust's audited financial statements be included in its Annual Report to Shareholders for the Trust's fiscal year ended December 31, 2000.

                                                Members of the Audit Committee:

                                                  Alfred F. Miossi, Chair
                                                  Edward B. Collins
                                                  Pedro-Pablo Kuczynski
                                                  David N. Laux
                                                  Robert P. Parker


    Representatives of KPMG are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from Shareholders.

AUDIT FEES

    1. Audit Fees. The fees billed by KPMG for the audit of the Trust's financial statements for the year 2000 and the review of the financial statements that appeared in the Trust's semiannual report to Shareholders were $58,500.

    2. Financial Information Systems Design and Implementation Fees. No fees were billed by KPMG to either the Trust or the Adviser for the year 2000 for services relating to the design and implementation of the Adviser's hardware and software that aggregate source data underlying the Trust's financial statements or generate information that is significant to the Trust's financial statements taken as a whole.

    3. All Other Fees. The fees billed by KPMG to the Trust and the Adviser with respect to all other services to them for the year 2000 were $55,000.

OFFICERS OF THE TRUST

    The following is a list of the officers of the Trust. The Chairman and the President each holds office until his successor is duly elected and qualified, and all other officers hold office at the direction of the trustees.

    Theodore S.S. Cheng: For information concerning Mr. Cheng, see 'Information Concerning Nominees' above.

    Michael Ding: For information concerning Mr. Ding, see 'Information Concerning Nominees' above.


    Peggy Chen (Age 38): Secretary, Treasurer and Chief Financial Officer of the Trust since June 2000. Ms. Chen has been Vice President (Finance) of the Adviser since 2000. From July 1993 to June 2000, Ms. Chen served as Manager of Finance at Shin Fu Life Insurance Co., Ltd. From July 1986 to June 1993, she served as Audit Manager at KMPG.


    Dirk Bennett (Age 54): Assistant Vice President and Assistant Secretary of the Trust since 1996. Mr. Bennett has been Manager of the Research Department of the Adviser since 1992.

    Marc E. Perlmutter (Age 48): Assistant Vice President and Assistant Secretary of the Trust since 1996. Mr. Perlmutter has been a partner of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, U.S. legal counsel to the Trust, since prior to 1996.

    Edwin C. Laurenson (Age 52): Assistant Vice President and Assistant Secretary of the Trust since 1996. Mr. Laurenson has been a partner in the New York office of the law firm of Baker & McKenzie since March 2000. He was securities counsel to the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, U.S. legal counsel to the Trust, from 1996 to March 2000.

TRUSTEE AND OFFICER COMPENSATION

-----------------------------------------------------------------------------------------

                                                              Total Compensation
                                                               from the Trust
Name of Person                                                Paid to Trustees(1)(2)
-----------------------------------------------------------------------------------------
Theodore S.S. Cheng(3)                                               --
Daniel K.L. Chiang(3)                                                --
Edward B. Collins                                                 $ 4,000
Pedro-Pablo Kuczynski                                             $14,000
Li-Yin Kung(4)                                                    $14,187
David N. Laux                                                     $16,000
Alfred F. Miossi                                                  $17,544
Robert P. Parker                                                  $23,026
Gregory Kuo-Hua Wang(3)(5)                                           --
-----------------------------------------------------------------------------------------

(1) The trustees of the Trust do not receive any pension or retirement benefits from the Trust or the Adviser.

(2) With respect to service in 2000, each trustee of the Trust who was not affiliated with the Adviser was entitled to recieve fees, paid by the Trust, of $1,000 for each Board of Trustees meeting or committee meeting attended and an annual trustee's fee of $10,000, as well as reimbursement for spousal travel expenses in connection with Trustees' meeting attendance. The Adviser, which supervises the Trust's investments and pays the compensation and certain expenses of the personnel and certain other interested persons of the Adviser who serve as trustees and/or officers of the Trust, receives an investment advisory fee.

(3) The trustees of the Trust who are officers of the Adviser, or who are otherwise deemed to be interested persons (as defined in the Investment Company Act) of the Adviser, receive no remuneration from the Trust.

(4) Mr. Kung resigned from the Board of Trustees in February 2000.

(5) Mr. Wang resigned from the Board of Trustees in December 2000.

        II. CONVERSION OF THE TRUST FROM A CLOSED-END INVESTMENT COMPANY
                       TO AN OPEN-END INVESTMENT COMPANY

BACKGROUND AND SUMMARY

    The Trust is registered as a closed-end investment company under the Investment Company Act and has operated as a closed-end fund since the reorganization of The Taiwan (R.O.C.) Fund (which was an open-end fund not registered in the United States) into the Trust on May 19, 1989. The Trust's Amended and Restated Declaration of Trust (the 'Declaration of Trust') and By-Laws provide that the Board of Trustees is required to submit to the Shareholders at their next annual meeting a binding resolution to convert the Trust into an open-end investment company if the Shares trade on the New York Stock Exchange (the 'NYSE') at an average discount from their net asset value ('NAV') of more than 10% during any twelve-week period beginning after the most recent such vote (which in the current case occurred at last year's annual meeting). For these purposes the average variation of the trading price of the Shares from their NAV is determined on the basis of such variances as of the last trading day in each week. The affirmative vote of a majority of the outstanding Shares is required for the adoption of such a resolution.

    By the terms of the Declaration of Trust, this requirement became effective on June 1, 1992, and since then the Shareholders have voted on such a resolution five times, in 1995 and each of the years from 1997 through 2000. In each instance the Board recommended that Shareholders vote against the resolution to convert the Trust into an open-end investment company, and such resolution was not adopted by the Shareholders. In the most recent vote, on June 29, 2000, 8.34% of the outstanding Shares were voted in favor of the proposal, 19.74% were voted against, and 71.92% were either not present at the meeting or were not voted on that particular matter.


    After last year's vote, the Shares, like those of most other country funds, continued to trade at a discount. During each of the twelve-week periods beginning July 3, 2000 and ended April 27, 2001, the Shares traded at an average discount of greater than 10%. Such average discount ranged from 15.95% for the twelve weeks ended March 23, 2001 to 20.14% for the twelve weeks ended
October 6, 2000. Thus, the Board of Trustees is required to submit to the Shareholders the proposal described herein.



    On April 27, 2001, the most recent trading date before the printing of this Proxy Statement, the Shares' trading price on the NYSE closed at a discount to NAV of 12.44%. Conversion would eliminate the trading market in the Shares and provide each Shareholder with a continuing opportunity to redeem his Shares at their NAV. However, for the reasons described below, the Board of Trustees recommends, as it has in the past, that Shareholders vote against this proposal, which will be adopted, as provided in the Declaration of Trust, only if approved by holders of a majority of the outstanding Shares.


    At meetings on December 5, 2000 and February 20, 2001, the Board of Trustees of the Trust reviewed, as it has in the past, information concerning the legal, operational and practical differences between closed-end and open-end investment companies, the Trust's performance to date as a closed-end fund, the historical relationship between the market price of the Shares and their NAV, the possible effects of conversion on the Trust, and alternatives to conversion, including liquidation of the Trust. At its meeting on February 20, 2001, the Board, including a majority of the trustees who are not interested persons (as defined in the Investment Company Act) of the Trust, unanimously concluded that it is in the best interests of the Trust and the Shareholders that the Trust remain a closed-end investment company.

    The Board of Trustees and the Adviser continue to believe that conversion to an open-end investment company could adversely affect the functioning of the Trust's investment operations and its investment performance, as described below under 'Effect of Conversion on the Trust -- Portfolio Management.' They also believe that conversion could expose the Trust to the risk of a substantial reduction in its size and a corresponding loss of economies of scale and increase in its expenses as a percentage of NAV, as described below under 'Effect of Conversion on the Trust -- Potential Increase in Expense Ratio and Decrease in Size.'

    In deciding how to recommend that the Shareholders vote on this matter, the Board of Trustees took note of the fact that, since the inception of the Trust in 1989 (although not in recent years), the Shares frequently have traded at a premium above NAV. (See below under 'Differences Between Open-end and Closed-end Investment Companies -- Fluctuation of Capital; Redeemability of Shares; Elimination of Discount and Premium.') The Shares' average annual discount/premium (determined by comparing the Shares' NAV to their closing price on the NYSE on each trading day) by year is as follows:


                                                     DISCOUNT(-)/
YEAR                                                   PREMIUM
----                                              ----------------
1989 (May 12 to December 31)....................           2.71%
1990............................................         - 9.47%
1991............................................         - 3.28%
1992............................................           4.40%
1993............................................           3.46%
1994............................................           0.75%
1995............................................           1.66%
1996............................................           2.95%
1997............................................        - 17.17%
1998............................................        - 17.54%
1999............................................        - 13.87%
2000............................................        - 18.87%
2001 (January 1 to April 27)....................        - 15.93%
                                                        --------



    The Board of Trustees believes that eliminating the possibility of a discount would not justify the fundamental changes that conversion would entail to the Trust's portfolio management and operations, the risk of reduced size and the potential adverse effect on the Trust's investment performance. In order to reduce or eliminate the discount without impairing the Trust's closed-end format and the benefits it derives from that format, the Adviser has sought to increase awareness about the Trust through Shareholder and market communications and meetings with securities analysts and market professionals in the investment community specializing in the closed-end funds sector. While the Adviser's efforts in this respect have not eliminated the Shares' tendency in recent years to trade at a discount to NAV, the Board of Trustees believes that such efforts have had a favorable effect on Shareholder relations by keeping major Shareholders informed concerning the Trust's investment strategies and policies and impressing those Shareholders with the Board's and the Adviser's attentiveness to their concerns, as well as by informing the Board and the Adviser of those Shareholders' views concerning the Trust's management, strategies and policies.


    In addition, in 1991 the Board of Trustees authorized a periodic share repurchase program under Rule 10b-18 under the Securities Exchange Act of 1934, pursuant to which purchases of Shares may be made by the Trust when the Shares trade at a discount to their NAV. Purchases under that program were made during the second half of 1991 and during May through July of 1997, and such purchases could be recommenced at any time after appropriate notice to Shareholders. However, the trustees believe, based upon both the Trust's own experience and information that the trustees have reviewed from time to time with respect to share repurchase programs implemented by other closed-end funds, that additional purchases of Shares by the Trust are unlikely to affect the discount to NAV at which the Shares may otherwise trade. In addition, any such purchases by the Trust would have the effect of reducing the funds available to the Trust for investment in the Taiwan market. Accordingly, the Board of Trustees currently has no plan or intention of causing the Trust to make further such purchases.


    Shareholders also have the opportunity to purchase additional Shares in the market at the discounted price when the Shares trade below their NAV. Shareholders who make such purchases could benefit in circumstances in which the gap between the NAV and the market price of the Shares shrinks after they make their purchases, especially when the NAV is also increasing as a result of increases in the value of the Trust's investments. The Shares' NAV at the end of each week is published in compilations of such information for all closed-end funds in publications such as The Wall Street Journal, The New York Times and Barron's; the daily NAV at the close of the preceding trading day in Taiwan can be obtained by calling the Trust at 1-800-343-9567 or by accessing the Trust's website at www.roctaiwanfund.com.


    If this proposal is not approved, the Shares continue to trade at a discount and the average discount is again greater than 10% during a twelve-week period beginning after the date of the Meeting, the Board of Trustees and the Shareholders will have an opportunity to consider again converting the Trust into an open-end investment company. (The Board of Trustees may also decide at any time to present to the Shareholders the question of whether the Trust should be converted to an open-end investment company; however, under the Declaration of Trust such a voluntary submission would require the approval of two-thirds of the outstanding Shares for its adoption.)

    As described below under 'Measures to be Adopted if the Trust Becomes an Open-end Fund -- Redemption Fee,' if the Shareholders vote to convert the Trust into an open-end fund, the Board of Trustees may cause the Trust to impose a fee payable to the Trust on all redemptions of up to 0.50% of redemption proceeds for a period of up to nine months from conversion.

DIFFERENCES BETWEEN OPEN-END AND CLOSED-END INVESTMENT COMPANIES


    1. Fluctuation of Capital; Redeemability of Shares; Elimination of Discount and Premium. Closed-end investment companies generally do not redeem their outstanding shares or engage in the continuous sale of new securities, and thus operate with a relatively fixed capitalization. The shares of closed-end investment companies are normally bought and sold in the securities market at prevailing market prices, which may be equal to, less than or more than NAV. From May 12, 1989 to April 27, 2001 the Shares traded on the NYSE at prices ranging from 31.55% below NAV (on April 27, 1990) to 35.36% above NAV (on December 31, 1993). The Shares most recently traded at a premium to their NAV on January 30, 1998. On April 27, 2001, the most recent trading date before the printing of this Proxy Statement, the closing price of a Share on the NYSE was 12.44% below its NAV. Although it is now possible, subject to certain restrictions, for both institutions and individuals outside Taiwan to invest directly in R.O.C. stocks, the Board of Trustees believes that many foreign investors, and particularly foreign individuals, continue to invest in the R.O.C. market through a managed intermediary like the

Trust. Although the full liberalization of the right of foreign investors to invest in Taiwan has been in effect since 1996, additional alternatives to the Trust can be expected to develop as vehicles for investment in R.O.C. securities by investors outside the R.O.C., which could have the effect of reducing or eliminating (or changing to a discount) any premium, or increasing any discount, at which the Shares trade in relation to their NAV.


    By contrast, open-end investment companies in the United States, commonly referred to as mutual funds, issue redeemable securities with respect to which, traditionally, no secondary trading market has been permitted to develop. (Although this has changed in recent years with the establishment of exchange-traded open-end index funds, it remains true that the vast majority of open-end funds, both in number and total assets, do not offer secondary market trading in their shares.) Except during periods when the NYSE is closed or trading thereon is restricted, or when redemptions may otherwise be suspended in an emergency as permitted by the Investment Company Act, the holders of these redeemable securities have the right to surrender them to the mutual fund and obtain in return their proportionate share of the mutual fund's NAV at the time of the redemption (less any redemption fee charged by the fund or contingent deferred sales charge imposed by the fund's distributor).

    Most mutual funds also continuously issue new shares to investors at a price based upon their shares' NAV at the time of issuance. Accordingly, an open-end fund experiences continuing inflows and outflows of cash and may experience net sales or net redemptions of its shares.

    Upon conversion of the Trust into an open-end investment company, Shareholders who wished to realize the value of their Shares would be able to do so by redeeming their shares at NAV (less the possible temporary redemption fee discussed below under 'Measures to be Adopted if the Trust becomes an Open-end Fund -- Redemption Fee'). The trading market for the Shares would be eliminated, and with it the discount from NAV at which the Shares have periodically tended to trade on the NYSE. Conversion would also eliminate, however, any possibility that the Shares could trade at a premium over NAV. (See the chart on page 10 for information with regard to the periods during which the Shares have, on the average, traded at a premium to their NAV.)

    2. Cash Reserves. Because closed-end investment companies are not required to meet redemptions, their cash reserves can be substantial or minimal, depending on the investment manager's investment strategy. The managers of many open-end investment companies, on the other hand, believe it desirable to maintain cash reserves adequate to meet anticipated redemptions without prematurely liquidating their portfolio securities. Although many open-end funds operate successfully in this environment, the maintenance of larger cash reserves required to operate prudently as an open-end investment company when net redemptions are anticipated may reduce an open-end investment company's ability to achieve its investment objective by limiting its investment flexibility and the scope of its investment opportunities. In addition, open-ended investment companies are subject to a requirement that no more than 15% of their net assets may be invested in securities that are not readily marketable or are otherwise considered to be illiquid. However, the Trust currently does not invest in, nor does it anticipate investing in, illiquid securities to any material extent.

    3. Raising Capital. Closed-end investment companies may not issue new shares at a price below NAV except in rights offerings to existing shareholders, in payment of distributions and in certain other limited circumstances. Accordingly, the ability of closed-end funds to raise new capital is restricted, particularly at times when their shares are trading at a discount to NAV. The shares of open-end investment companies, on the other hand, are offered by such companies (in most cases continuously) at NAV, or at NAV plus a sales charge, and the absence of a secondary trading market generally makes it impossible to acquire such shares in any other way. The Trust most recently raised additional capital in 1995, when it obtained net offering proceeds of approximately $64,000,000 upon the completion of a public offering of additional Shares at a small premium to NAV.

    4. NYSE Delisting; State and Federal Fees on Sales of Shares. If the Trust converted to an open-end fund, the Shares would immediately be delisted from the NYSE. Some investment managers believe that the listing of an investment company on a U.S. stock exchange, particularly the NYSE, represents a valuable asset, especially in terms of attracting non-U.S. investors. Delisting would save the Trust annual NYSE fees of approximately $32,000; but the absence of a stock exchange listing, combined with the need to issue new Shares when investors wish to increase their holdings, would have the effect of requiring the Trust to pay federal and state fees on sales of Shares, except to the extent that the underwriter of such sales paid some or all of such fees. Any net savings or increased cost to the Trust because of the different expenses would not, however, be expected to materially affect the Trust's expense ratio.


    5. Underwriting; Brokerage Commissions or Sales Charges on Purchases and Sales. Open-end investment companies typically seek to sell new shares on a continuous basis in order to offset redemptions and avoid shrinkage in size. Shares of 'load' open-end investment companies are normally offered and sold through a principal underwriter, which deducts a sales charge from the purchase price at the time of purchase or from the redemption proceeds at the time of redemption, or receives a distribution fee from the fund, or both, to compensate it and securities dealers for sales and marketing services (see 'Measures to be Adopted if the Trust Becomes an Open-end Fund -- Underwriting and Distribution' below). Shares of 'no-load' open-end investment companies are sold at NAV, without a sales charge, with the fund's investment adviser or an affiliate normally bearing the cost of sales and marketing from its own resources. Shares of closed-end investment companies, on the other hand, are bought and sold in secondary market transactions at prevailing market prices subject to the brokerage commissions charged by the broker-dealer firms executing such transactions. Except in the case of shares sold pursuant to a dividend reinvestment plan, when a closed-end fund sells newly issued shares, it typically does so in an underwritten public offering in which an underwriting fee of 5% of more is imposed. Except in the case of a rights offering, such sales can be made only at or above the shares' then applicable NAV after the deduction of such an underwriting fee.


    6. Shareholder Services. Open-end investment companies typically provide more services to shareholders and may incur correspondingly higher shareholder servicing expenses. One service that is generally offered by open-end funds is enabling shareholders to transfer their investment from one fund into another fund that is part of the same 'family' of open-end funds at little or no cost to the shareholders. The Trust has engaged in no discussions with any family of funds to become a part of such family, and there can be no assurance that the Trust would be able to make such an arrangement if the Shareholders voted to convert the Trust to an open-end fund. If the requisite majority of the Shareholders approve this proposal, the Board of Trustees would weigh the cost of any particular service against the anticipated benefit of such service. The Board of Trustees has no current view as to which, if any, Shareholder services it would seek to make available to Shareholders and implement as part of the Trust's joining a family of funds or otherwise.

    7. Leverage. Open-end investment companies are prohibited by the Investment Company Act from issuing 'senior securities' representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks with respect to which there is asset coverage of at least 300% for all borrowings, and may not issue preferred stock. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness when the 300% asset coverage test is met, may issue preferred stock subject to a 200% asset coverage test and are not limited to borrowings solely from banks. This greater ability to issue senior securities gives closed-end investment companies more flexibility in 'leveraging' their shareholders' investments than is available to open-end investment companies. This difference is not likely to be of importance with respect to the Trust, however, because the Trust's fundamental investment policies (which may be changed only with Shareholder consent) forbid it to borrow more than 5% of its NAV (a restriction that would continue to apply if the Trust were an open-end fund). Although the Declaration of Trust permits the Board of Trustees to create and issue preferred stock, the trustees have no intention of doing so.

    8. Annual Shareholders Meetings. The Trust is organized as a Massachusetts business trust under the terms of the Declaration of Trust. As a closed-end investment company listed on the NYSE, the Trust is required by the rules of the NYSE to hold annual meetings of its Shareholders. This requirement would cease upon a delisting of the Shares from the NYSE. A provision in the Declaration of Trust provides that, if the Trust were converted to an open-end investment company, the Declaration of Trust could be amended to provide that the Trust would no longer be required to hold annual meetings. However, no vote is being sought on such a proposal at this time. If the Trust were no longer required to hold annual meetings of Shareholders, it would still be required by the Investment Company Act to have periodic meetings to approve certain matters and, under certain circumstances, to elect trustees. (See the discussion below under 'Measures to be Adopted if the Trust Becomes an Open-end Fund -- Effect on the Trust's Declaration of Trust.') The Trust would save the cost of annual meetings, which management estimates to be approximately $50,000 per year; however, these savings would not be expected to materially affect the Trust's expense ratio.

    9. Reinvestment of Dividends and Distributions. Like the plans of many other closed-end funds, the Trust's Dividend Reinvestment Plan (the 'Plan') permits Shareholders to elect to reinvest their dividends and distributions on a different basis than would be the case if the Trust converted to an open-end investment company. Currently, if the Shares are trading at a discount, the agent for the Plan will attempt to buy as many of the Shares as are needed for this purpose on the NYSE or elsewhere. This permits a reinvesting Shareholder to benefit by purchasing additional Shares at a discount, and this buying activity may tend to lessen any discount. If Shares are trading at a premium, reinvesting Shareholders are issued Shares at the higher of NAV and 95% of the market price. As an open-end investment company, all dividends and distributions would be reinvested at NAV.


    10. Capital Gains. The treatment of capital gains required under the Code may be disadvantageous to non-redeeming stockholders of an open-end fund. Although the fund's manager may be able to sell portfolio securities at a price that does not reflect a taxable gain in order to raise cash to satisfy redeeming stockholders, a mutual fund that is required to sell portfolio securities may realize a net capital gain if the fund's basis in the portfolio securities sold is less than the sale price obtained. The Code imposes both an income tax and an excise tax on a regulated investment company's net capital gain (regardless of whether the fund is open-end or closed-end) unless the gain is distributed to all stockholders, including non-redeeming stockholders. Furthermore, in order to make a capital gain distribution, a fund may need to sell additional portfolio securities, thereby reducing further its size and, possibly, creating additional capital gain. While, as noted, taxes on such gains are also imposed on closed-end funds, a closed-end fund does not face the possible need to sell appreciated securities in order to raise funds to meet redemption requests.


EFFECT OF CONVERSION ON THE TRUST

    In addition to the inherent characteristics of open-end investment companies described above, the Trust's conversion to an open-end investment company would potentially have the consequences described below.

    1. Portfolio Management. As noted above, a closed-end investment company operates with a relatively fixed capitalization while the capitalization of an open-end investment company fluctuates depending upon whether it experiences net sales or net redemptions of its shares. Although the data on the subject are unclear, some observers believe that open-end funds tend to have larger net sales near market highs and larger net redemptions near market lows. To the extent that this is true, if the Trust were to convert to an open-end investment company, the Adviser might be faced with a need to invest new monies near market highs and to sell portfolio securities in a falling market when it might otherwise wish to invest. Because the Trust is a closed-end fund, however, the Adviser currently is not required to invest new monies or liquidate portfolio holdings at what may be inopportune times, and can manage the Trust's portfolio with a greater emphasis on long-term considerations.

    The Board of Trustees also believes that the closed-end format is better suited than the open-end format to the Trust's investment objective of achieving long-term capital appreciation through investment primarily in publicly traded equity securities of R.O.C. issuers. The Board of Trustees believes that, notwithstanding developments in Taiwan that have had the effect of liberalizing restrictions on investment by foreign investors in the Taiwan securities market, investor psychology towards Taiwan remains susceptible of rapid and extreme swings that would be likely to have a material and unpredictable impact on inflows and outflows from the Trust if it were to become an open-end fund. The Board of Trustees believes that the Adviser can better pursue the Trust's long-term investment objective without short-term pressures to invest new monies or liquidate portfolio holdings at times when the Adviser's investment style would dictate doing otherwise. Furthermore, the Board of Trustees believes that a need for the Trust to maintain some level of cash reserves to fund redemptions could restrict the Trust's ability to remain fully invested in equity securities in circumstances in which the Adviser otherwise thought it advantageous to be so invested.

    2. Potential Increase in Expense Ratio and Decrease in Size. Conversion to an open-end investment company would raise the possibility of the Trust suffering substantial redemptions of Shares, particularly in the period immediately following the conversion, although the potential temporary redemption fee of up to 0.50% described below under 'Measures to be Adopted if the Trust Becomes an Open-end Fund' might reduce the number of initial redemptions that would otherwise occur. Unless the Trust's principal underwriter, if any, were able to generate sales of new Shares sufficient to offset these redemptions or the performance of the Trust's investments was sufficiently favorable to offset net redemptions, the size of the Trust would be expected to shrink. (See 'Measures to be Adopted if the Trust Becomes an Open-end Fund -- Underwriting and Distribution.') Because certain of the Trust's operating expenses are fixed and others (including the fees paid by the Trust to the Adviser) decline as a percentage of the Trust's NAV as the NAV increases, a decrease in the Trust's asset size would likely increase the ratio of its operating expenses to its income and net assets and, as a result, decrease the Trust's net income per Share. Such a decrease in size would also result in a reduction in the amount of fees paid by the Trust to the Adviser and could result in a decision by the

Board of Trustees to terminate and liquidate the Trust (or by the Adviser not to continue to act as such) if the amount of the Trust's assets were reduced such that it was no longer considered economically feasible for the Trust to continue to carry on business.

    3. Possible Sales of Portfolio Securities. If the Trust were to experience substantial redemptions of Shares following its conversion to an open-end investment company, it would probably not have sufficient cash reserves to fund such redemptions and therefore could be required to sell portfolio securities and incur increased transaction costs in order to raise cash to meet such redemptions. Any net gains resulting from sales of portfolio securities effected to fund cash redemption obligations would normally be distributed to all Shareholders, thereby further reducing the size of the Trust, and would be taxable to them. See 'Differences Between Open-end and Closed-end Investment Companies -- Capital Gains' above.

    4. Conversion Costs. The process of converting the Trust to an open-end investment company would involve legal and other expenses to the Trust, including the preparation of a registration statement under the Securities Act of 1933 (see 'Measures to be Adopted if the Trust Becomes an Open-end
Fund -- Timing' below) and the payment of necessary fees with respect to such registration statement and the sale of Shares in various states. The Board of Trustees has been advised that these conversion expenses, which would be paid by the Trust and would result in a one-time increase in the Trust's current expense ratio, could be expected to total at least $150,000. Because the Trust is unable to determine at this time the actual costs that would be involved, it is possible that the conversion expenses would be substantially higher.

MEASURES TO BE ADOPTED IF THE TRUST BECOMES AN OPEN-END FUND

    If the Shareholders voted to convert the Trust to an open-end fund, the Board of Trustees may take the following actions.

    1. Redemption Fee. In order to reduce the number of redemptions of the Shares immediately following conversion (thereby reducing any disruption of the Trust's normal portfolio management), and to offset the brokerage and other costs of such redemptions, for a period of up to nine months following the Trust's conversion to an open-end investment company, the Board of Trustees may decide that the Trust should impose a fee, to be retained by the Trust, of up to 0.50% of the redemption proceeds payable by the Trust on all redemptions. While not required, such a fee would be similar to fees that have been proposed by other funds considering a conversion from closed-end to open-end status.

    2. Underwriting and Distribution. If the Shareholders voted to convert the Trust to an open-end investment company, the Board would consider whether to select a principal underwriter of the Shares. The Shares could be offered and sold directly by the Trust itself, and by any other broker-dealers who enter into selling agreements with the principal underwriter. The Trust has engaged in no discussions with prospective principal underwriters, and there can be no assurance regarding whether satisfactory arrangements with a principal underwriter would be achieved. The Board of Trustees reserves the right to cause the Trust to enter into an underwriting agreement with a principal underwriter in such form and subject to such conditions as the Board of Trustees deems desirable. If a principal underwriter were selected, there could be no assurance that any such broker-dealer firms would be able to generate sufficient sales of Shares to offset redemptions, particularly in the initial months following conversion.

    3. Effect on the Trust's Declaration of Trust. The Declaration of Trust provides that, if the Shareholders voted to change the Trust's subclassification under the Investment Company Act from a closed-end investment company to an open-end investment company, provisions in the Declaration of Trust (set forth in Exhibit A to this Proxy Statement) would become effective that authorize the issuance of redeemable securities at NAV and provide that the outstanding Shares will be redeemable at the option of the Shareholders. In addition, the Declaration of Trust provides that if the Trust becomes an open-end fund and is no longer required by stock exchange rules to hold annual meetings for the election of trustees, the Board of Trustees may submit a proposal, which may be adopted by vote of a majority of the Trust's outstanding Shares, that the Trust cease to hold annual meetings of its Shareholders and that it eliminate its staggered Board of Trustees. These actions would have the consequence of requiring Shareholders' meetings to be held only when required by the Investment Company Act, either for the election of trustees (if a majority of the trustees in office were not elected by the Shareholders) or to approve specific matters in accordance with the Investment Company Act's requirements.


    4. Timing. If the Shareholders voted to convert the Trust to an open-end investment company, a number of steps would be required to implement such conversion, including the preparation, filing and effectiveness of a registration statement under the Securities Act of 1933 covering the offering of the Shares and the negotiation and execution of a new or amended agreement with the Trust's transfer agent. It is anticipated that such conversion would become effective no later than December 31, 2001 and that the discount, if any, at which the Shares trade in relation to their NAV would be reduced in anticipation of the ability to redeem Shares at NAV upon the completion of the conversion. The provisions of the Declaration of Trust set forth in Exhibit A would become effective simultaneously with the effectiveness of the registration statement referred to above under the Securities Act of 1933. If, as noted immediately above in 'Effect on the Trust's Declaration of Trust,' the Board of Trustees submitted, and Shareholders approved, a proposal that the Trust no longer hold annual meetings of Shareholders after becoming an open-end fund, the attendant savings in the cost of holding such meetings (see 'Differences Between Open-end and Closed-end Investment Companies -- Annual Shareholders Meetings') would accrue in the years following such approval.


    THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST CONVERSION OF THE TRUST FROM A CLOSED-END INVESTMENT COMPANY INTO AN OPEN-END INVESTMENT COMPANY. The persons named in the accompanying proxy will, in the absence of contrary instructions, vote all proxies AGAINST this proposal.

                                 MISCELLANEOUS

    Proxies will be solicited by mail and may be solicited in person or by telephone or facsimile by officers or employees of the Adviser. The Trust has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies from Shareholders at an anticipated cost of $8,000 plus reimbursement of out-of-pocket expenses. The expenses connected with the solicitation of these proxies and with any further proxies that may be solicited by such officers or employees or by MacKenzie Partners, Inc. in person, by telephone or by facsimile will be borne by the Trust. The Trust will reimburse banks, brokers and other persons holding Shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such Shares.

    THE TRUST'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS, WAS MAILED ON OR ABOUT FEBRUARY 27, 2001 TO SHAREHOLDERS OF RECORD ON FEBRUARY 27, 2001. HOWEVER, A COPY OF THIS REPORT WILL BE PROVIDED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON REQUEST. PLEASE CALL 1-800-343-9567 OR WRITE TO THE TRUST AT C/O CITIGATE DEWE ROGERSON, 1440 BROADWAY, 16TH FLOOR, NEW YORK, NEW YORK 10018 TO REQUEST THE REPORT.

    In the event that a quorum is not obtained for the transaction of business at the Meeting by June 21, 2001, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies in order to obtain such a quorum. Any such adjournment would require the affirmative vote of the holders of a majority of the Shares voting that are present in person or by proxy at the session of the Meeting to be adjourned. The persons named as attorneys in the enclosed proxy will vote in favor of such adjournment if it is required. The costs of any such additional solicitation and of any adjourned session will be borne by the Trust.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    To the knowledge of the Trust, certain individuals or organizations reported below, which during 2000 were affiliated persons (as defined in the Investment Company Act) of the Adviser, did not make timely filings, or failed to make filings, required during or with respect to 2000 by rules of the United States Securities and Exchange Commission pursuant to Section 30(h) of the Investment Company Act, with respect to holdings of, or transactions during 2000 or prior years in, shares of the Trust. The Kuomintang, which controls Central Investment Holding Co., Ltd. ('CIHC') and Asia Pacific Holdings Corp. ('Asia Pacific'), affiliated persons of the Adviser, indirectly controls 24.37% of the Adviser's outstanding voting securities, but has failed to make any filings of Forms 3, 4 or 5. However, CIHC and Asia Pacific did make timely filings (or have provided statements in lieu of required filings). In addition, if CIHC, Asia Pacific and the Kuomintang are deemed to be controlling persons of the Adviser, then persons controlled by CIHC, Asia Pacific or the Kuomintang would be required to file statements on Forms 3, 4 and 5 with respect to ownership of, or transactions in, shares of the Trust. No such persons have made any such filings. Finally, during 2000 Messrs. Ying Ying Chang, Chih-Heng Hsu, Daniel C.S. Chan, Chau Hsiung Chou and Hsin Fang, directors of the Adviser, and Edward Collins, a director of the Trust, failed to make timely filings on Form 3 upon their assumption of such positions with the Adviser or the Trust. Messrs. Chang, Hsu, Chan, Chou, Fang and Collins subsequently made the required filings, however; they have not engaged in any transactions concerning the Trust's shares since their appointments and, therefore, were not required to make any filings on Form 4.

                             SHAREHOLDER PROPOSALS


    Any proposal by a Shareholder intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Trust at c/o Citigate Dewe Rogerson, 1440 Broadway, 16th Floor, New York, New York 10018 not later than January 3, 2002. The Board of Trustees will consider whether any such proposal should be submitted to a Shareholder vote in light of applicable rules and interpretations promulgated by the U.S. Securities and Exchange Commission; but a Shareholder's timely submission of a proposal will not automatically confer a right to have that proposal presented for a vote at the Trust's 2002 Annual Meeting.


                                             BY ORDER OF THE BOARD OF TRUSTEES


                                             Peggy Chen
                                             Secretary


c/o Citigate Dewe Rogerson
1440 Broadway
16th Floor
New York, New York 10018
April 30, 2001

                                                                       EXHIBIT A

                 ARTICLE X OF THE TRUST'S DECLARATION OF TRUST

                                  REDEMPTIONS

    In the event that the Shareholders of the Trust vote to convert the Trust from a 'Closed-end company' to an 'Open-end company'. . . , the following provisions shall, upon the effectiveness of such conversion, become effective:

        SECTION 10.1. REDEMPTIONS. All outstanding Shares may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article X. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding Shares for an amount per Share determined by the Trustees in accordance with any applicable laws and regulations; provided that (a) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share in the assets of the Trust attributable thereto at the time of the redemption or repurchase and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to the 1940 Act, suspend such right of redemption. The procedures for and fees, if any, chargeable in connection with the effecting and suspending redemption of Shares shall be as set forth in the prospectus filed as part of the Trust's effective Registration Statement with the Commission from time to time. Payment will be made in such manner as described in such prospectus.

        SECTION 10.2. REDEMPTIONS OF ACCOUNTS. The Trustees may redeem Shares of any Shareholder at a redemption price determined in accordance with Section
    10.1 if, immediately following a redemption of Shares for any reason, the aggregate net asset value of the Shares in such Shareholder's account is less than an amount determined by the Trustees. If the Trustees redeem Shares pursuant to this Section 10.2, a Shareholder will be notified that the value of his account is less than such amount and be allowed sixty (60) days to make an additional investment before the redemption is processed.

                                                                       EXHIBIT B

                             THE R.O.C. TAIWAN FUND

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF TRUSTEES

I. PURPOSE

    The primary function of the Audit Committee of The R.O.C. Taiwan Fund (the 'Trust') is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Trust to shareholders, the public and others, (ii) the systems of internal controls regarding finance, accounting, legal compliance and ethical behavior that management and the Board of Trustees have established,
(iii) conflicts of interest between the Trust and its investment adviser, International Investment Trust Company Limited ('IIT'), and (iv) the Trust's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Trust's policies, procedures and practices at all levels.

    In meeting its responsibilities, the Audit Committee is expected to:

     Serve as an independent and objective party to review the Trust's financial reporting process and internal control system.

     Review and appraise the audit activities of the Trust's outside auditors and internal auditing department.

     Provide an open avenue of communication among the outside auditors, financial and senior management, the internal auditors and the Board of Trustees.

     Review such aspects of the Trust's relationship with IIT and other affiliated persons of the Trust and IIT, including potential conflicts of interest, as the Audit Committee deems necessary or desirable.

    Without limiting the foregoing, and in recognition of the fact that the Trust's outside auditors are ultimately accountable to the Board of Trustees and the Audit Committee, the Board of Trustees and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors for shareholder approval).

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. ORGANIZATION

    The Audit Committee shall be comprised of three or more trustees as determined by the Board of Trustees, each of whom shall be a trustee who is not an 'interested person' of the Trust (as defined in the Investment Company Act of 1940) and who is free from any relationship that, in the opinion of the Board of Trustees, would interfere with the exercise of the trustee's independence from the management of the Trust. Each member shall meet the further restrictions set forth on Annex I.

    All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

    The members of the Audit Committee shall be elected by the Board of Trustees at the annual organizational meeting of the Board of Trustees, and the members shall serve until their successors shall be duly elected and qualified. The Chair of the Audit Committee may be designated by the full Board of Trustees or, if it does not do so, the members of the Audit Committee may elect a Chair by vote of a majority of the full Audit Committee membership.

III. MEETINGS

    The Audit Committee shall meet at least two times each year, or more frequently as circumstances require. The Audit Committee may require members of management or others to attend meetings and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee shall meet at least two times each year with management, and at least annually with the Trust's outside auditors and the manager of IIT's internal auditing department, in separate executive sessions if deemed appropriate by the Audit Committee, to discuss any matters that the Audit Committee or any of the foregoing believe should be discussed. In addition, if required, the Audit Committee as a whole or its Chair individually shall meet with management and the Trust's outside auditors semiannually to review the Trust's annual and semi-annual financial statements (consistent with Section IV.1 below). Such meetings may be either in person or by telephone. The Audit Committee shall meet in November or December of each year to review the Trust's results of operation as they appear at that time and to determine whether to recommend the payment of a dividend or distribution in that year in accordance with the Trust's declared policies.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties, the Audit Committee shall:

    1. Review with financial management and the Trust's outside auditors all financial statements and related disclosure documents prior to the filing of such documents with the Securities and Exchange Commission and, if feasible, prior to any public announcement of financial results for the periods covered thereby, including any certification, report, opinion or review rendered by the Trust's outside auditors. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review. In this connection the Audit Committee shall:

         Periodically consult with the Trust's outside auditors, without management being present if thought appropriate by the Audit Committee, about the completeness and accuracy of the Trust's financial statements;

         Discuss with the outside auditors their judgments about the quality and appropriateness, as opposed to the acceptability, of the Trust's accounting principles and financial disclosure practices as applied in its financial reporting; and

         Establish regular and separate systems of reporting to the Audit Committee by each of management, the outside auditors and IIT's internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of those judgments.

    2. Review the regular internal reports to management prepared by IIT's internal auditing department and management's response to these reports and, in consultation with the Trust's outside auditors and IIT's internal auditors, review the integrity of the Trust's financial reporting processes, both internal and external.

    3. Following completion of the annual audit, review, separately if thought appropriate by the Audit Committee, with each of management, the Trust's outside auditors and IIT's internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and consider and approve, if appropriate, either following such review or at any other time the Audit Committee may deem appropriate, major changes to the Trust's auditing and accounting principles and practices as suggested by the Trust's outside auditors, management or IIT's internal auditing department. Thereafter, the Audit Committee shall, as it deems appropriate, review with the Trust's outside auditors and management, and IIT's internal auditing department, the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

    4. Review any significant disagreement between management and the Trust's outside auditors or IIT's internal auditing department in connection with the preparation of the Trust's financial statements.

    5. Review the performance of the Trust's outside auditors and make recommendations to the Board of Trustees regarding the appointment or replacement of the outside auditors.

    6. On an annual basis, review and discuss with the Trust's outside auditors all relationships the outside auditors have with the Trust to determine the outside auditors' continued independence. In connection with the foregoing, the Audit Committee shall ensure that the outside auditors submit to the Audit Committee on an annual basis a written statement delineating all such relationships, shall discuss with the outside auditors any disclosed relationship or services that may impact the objectivity and independence of the outside auditors and shall recommend that the Board of Trustees take appropriate action in response to the written statement to satisfy itself of the outside auditors' independence.

    7. Prepare any reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules to be included in any proxy statements, information statements or other documents.

    8. Review with the Trust's counsel legal compliance matters, including the Trust's and IIT's respective Codes of Ethics and IIT's policies and procedures to prevent insider trading, and any legal matter that could have a significant impact on the Trust's financial statements.

    9. Review, at least as frequently as is required by the Investment Company Act of 1940, the fees paid by the Trust to IIT and the services received in return therefor, in connection with which the Audit Committee shall request such information as it deems relevant to such determination.

    10. Review and reassess the adequacy of the Audit Committee's Charter annually and recommend to the Board of Trustees any changes deemed appropriate by the Audit Committee. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

    11. Perform such other activities consistent with this Charter, the Trust's By-Laws and governing law as the Audit Committee or the Board of Trustees deems necessary or appropriate.

                                                            ANNEX I TO EXHIBIT B

             FURTHER RESTRICTIONS REGARDING AUDIT COMMITTEE MEMBERS

    (a) Employees. A trustee who is an employee (including nonemployee executive officers) of the Trust or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Trust, the trustee may serve on the Audit Committee after three years following the termination of the relationship between the Trust and the former parent or predecessor.

    (b) Business Relationships. A trustee (i) who is a partner, controlling shareholder or executive officer of an organization that has a business relationship with the Trust or (ii) who has a direct business relationship with the Trust (e.g., a consultant) may serve on the Audit Committee only if the Trust's Board of Trustees determines in its business judgment that the relationship does not interfere with the trustee's exercise of independent judgment. In making a determination regarding the independence of a trustee pursuant to this paragraph, the Board of Trustees should consider, among other things, the materiality of the relationship to the Trust, to the trustee, and, if applicable, to the organization with which the trustee is affiliated.

    'Business relationship' can include a commercial, industrial, banking, consulting, legal, accounting or other relationship. A trustee can have such a relationship directly with the Trust, or the trustee can be a partner, officer or employee of an organization that has such a relationship. A trustee may serve on the Audit Committee without such a determination by the Board of Trustees after three years following the termination of, as applicable, either (1) the relationship between the organization with which the trustee is affiliated and the Trust, (2) the relationship between the trustee and his or her partnership status, shareholder interest or executive officer position or (3) the direct business relationship between the trustee and the Trust.

    (c) Cross Compensation Committee Link. A trustee who is employed as an executive of another entity where any executive officer of the Trust serves on that entity's compensation committee may not serve on the Audit Committee.

    (d) Immediate Family. A trustee who is an Immediate Family member of a person who is an executive officer of the Trust or any of its affiliates may not serve on the Audit Committee until three years following the termination of that employment relationship. Paragraph 303.02 of the NYSE Listed Company Manual defines 'Immediate Family' to include 'a person's spouse, parents, children siblings, mothers-in-law and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than employees) who shares such person's home.'

                                                                      APPENDIX I

                             THE R.O.C. TAIWAN FUND

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 21, 2001

The undersigned hereby appoints Michael Ding and Peggy Chen, or each or either of them, as Proxies of the undersigned, with full power of substitution to each of them, to vote all shares of The R.O.C. Taiwan Fund (the 'Trust') which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust (the 'Meeting') to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 22nd Floor, 1285 Avenue of the Americas, New York, New York on Thursday, June 21, 2001 at 9:30 a.m., New York City time, and at any adjournment thereof, in the manner indicated on the reverse side and, in their discretion, on any other business that may properly come before the Meeting or any such adjournment.

-------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
 Please sign exactly as your name(s) appear(s) on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
-------------------------------------------------------------------------------



HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

-----------------------------------       ----------------------------------
-----------------------------------       ----------------------------------
-----------------------------------       ----------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-----------------------------------------
         THE R.O.C. TAIWAN FUND
-----------------------------------------

Properly executed proxies will be voted in the manner directed herein by the undersigned. If no such directions are given, such proxies will be voted FOR all nominees referred to in Item 1 and AGAINST the proposition referred to in Item 2.



                                                            --------------------
  Please be sure to sign and date this Proxy.               Date
--------------------------------------------------------------------------------


  Shareholder sign here                                     Co-owner sign here
--------------------------------------------------------------------------------



1. The election of five Trustees: Mr. Ding, to serve for a term expiring on the date of the 2002 Annual Meeting of Shareholders or the special meeting in lieu thereof; Mr. Lee, to serve for a term expiring on the date of the 2003 Annual Meeting of Shareholders or the special meeting in lieu thereof; and Messrs. Cheng, Laux and Miossi, to serve for a term expiring on the date of the 2004 Annual Meeting of Shareholders or the special meeting in lieu thereof.


                      (01) Michael Ding                    For All    With-   For All
                      (02) Yung-San Lee                    Nominees   hold     Except
                      (03) Theodore S.S. Cheng
                      (04) David N. Laux                     [ ]      [ ]       [ ]
                      (05) Alfred F. Miossi


If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s).Your shares will be voted "For" the remaining nominee(s).


 2. Conversion of the Trust from a closed-end investment     For    Against   Abstain
    company into an open-end investment company and          [ ]      [ ]       [ ]
    certain related matters.


            Please sign and return promptly in the enclosed envelope.
             No postage is required if mailed in the United States.

Mark box at right if you have noted an address change or comments
on the reverse side of this card.                                               [ ]